                                                                   EXHIBIT 10.39

THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. C-                                                       U.S. [____________]
                                                              _________ __, 2004

                         UNSECURED SUBORDINATED SERIES C
                         DEBENTURE DUE FEBRUARY 19, 2008

         THIS SERIES C DEBENTURE is one of a duly authorized issue of unsecured subordinated debentures of NATURAL SODA HOLDINGS, INC., a Colorado corporation, having a principal place of business at 20971 E. Smoky Hill Rd., Centennial, CO 80015 (Tel: (720) 876-2373; Fax: (720) 876-2374) (the "Company"), designated as its Unsecured Subordinated Series C Debentures (the "Series C Debentures"), in an aggregate principal amount of $12,000,000) plus accrued but unpaid interest. This Series C Debenture is purchased by

         AmerAlia, Inc., a Utah corporation, having a principal place of business at 20971 E. Smoky Hill Rd., Centennial, CO 80015 (Tel:
         (720) 876-2373; Fax: (720) 876-2374).

Capitalized words used in this Series C Debenture not defined in the preceding paragraph are defined in Section 1, below.

         FOR VALUE RECEIVED, the Company promises to pay to the Holder: on or before the Maturity Date (i) the principal sum stated above; (ii) interest to the Holder on the principal sum at the Rate per annum payable quarterly in arrears beginning June 30, 2004 ("Interest"); and (iii) Contingent Interest, if owed. Interest shall be calculated for the actual number of days elapsed for any period less than a full quarter. The principal of, and Interest and Contingent Interest on, this Series C Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Company's records on the date such amounts become due.

         This Series C Debenture is subject to the Debenture Purchase Agreement, the Securityholder Agreement, and the following additional provisions.

         Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

Series C Debentures

         "Adjusted EBITDA" means the earnings of Natural Soda, Inc. (calculated in accordance with generally accepted accounting principles, consistently applied) (A) before any deduction for (i) interest, taxes, depreciation, writedowns, revaluations and amortization and (ii) payments to the Company for payment by the Company of the Management Cost and Reimbursement Agreement dated as of the date hereof, and (B) but including amortization of well-field capital expense.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other government action to close.

         "Contingent Interest" means an additional interest payment sufficient to provide the Holder with an internal rate of return on the principal sum of 15% per annum compounded annually (including payment of any other amounts). In computing such Contingent Interest, February 20, 2003 shall be used as the issue date for the Series C Debentures.

         "Company" means Natural Soda Holdings, Inc., a Colorado corporation.

         "Debenture Purchase Agreement" means that certain Debenture Purchase Agreement dated as of the Original Issue Date between the Company, AmerAlia, the Subsidiary, Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P., and Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1.

         "Debentures" means the Series A Debentures, the Series B Debentures, the Series C Debentures, or any of them, as the context may require.

         "Holder" means any person who is a registered holder of these Debentures as listed in the books of the Company and any person who is a permitted transferee of a Holder.

         "Interest" is as defined in the paragraph entitled "FOR VALUE RECEIVED," above.

         "Majority of the Holders" is as defined in Section 5(b).

         "Maturity Date" means February 19, 2008 or (if earlier) the date of any prepayment or acceleration.

         "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Rate" means the interest rate for the periods set forth below.

                                                                     INTEREST RATE
            PERIOD                                                     PER ANNUM
March 19, 2004 - June 30, 2004                                             1.5%
July 1, 2004 - June 30, 2005                                               4.5%
July 1, 2005 - June 30, 2006                                               7.5%
July 1, 2006 - June 30, 2007                                              10.5%
July 1, 2007 - February 17, 2008                                          13.5%

Series C Debentures

         "Securityholder Agreement" means the Securityholder Agreement, dated as of the Original Issue Date between the Company, AmerAlia, Inc., the Subsidiary Sentient Global.

         "Sentient" means any of Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P., or Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1.

         "Series A Debentures" means the Company's Senior Secured Series A 10% Debentures, or any of them.

         "Series B Debentures" means the Company's Secured Subordinated Series B1 Debentures and the Secured Subordinated Series B2 Convertible Debentures, or any of them.

         "Subsidiary" means Natural Soda, Inc., a Colorado corporation.

         Section 2. Subordination, Seniority, and Pari Passu.

         (a) The Series C Debentures are subordinated to the Series A Debentures and the Series B Debentures, such subordination occurring with no action of the Holders. The Holder understands that the Company intends to make no payments of
(i) Interest with respect to the Series C Debentures except to the extent the corresponding Interest has been paid on the Series A Debentures and (ii) principal with respect to the Series C Debentures unless the principal and Contingent Interest, if owed, on the Series A Debentures have been paid. Nothing in this Series C Debenture shall be interpreted to impose any restrictions whatsoever on the ability of any holder of a Series A Debenture or Series B Debentures, or any person acting on behalf of such holder to take any action authorized by the Series A Debentures or the Series B Debentures.

         (b) Notwithstanding the foregoing, to the extent that the initial Holder is in default under any obligations owing to the Company, the Company may offset these obligations against the amounts payable under this Series C Debenture.

         (c) This Series C Debenture is one of a series of debentures known as the Unsecured Subordinated Series C Debentures in a total principal amount of $12,000,000 plus accrued but unpaid Interest. This Series C Debenture will be treated in pari passu in all respects with all other Series C Debentures and (except as provided in Section 2(d), below) the Series B Debentures.

         (d) While there are any Series B Debentures outstanding:

                  (i) the holder of this Series C Debenture may not declare an Event of Default. The Holder acknowledges that while the Series B Debentures are outstanding, only the holder(s) of the Series B Debentures may declare the existence of an Event of Default or elect remedies with respect thereto in both cases pursuant to the terms of the Series B Debentures.

                  (ii) if the holders of the Series B Debentures declare an Event of Default under the Series B Debentures, the Series C Debentures will be treated for all purposes as junior to the Series B Debentures during the continuation of such Event of Default.

Series C Debentures

         Section 3. No Sale or Transfer. This Series C Debenture may not be sold, transferred, assigned, hypothecated or divided into two or more Debentures of smaller denominations, except in accordance with the Securityholder Agreement and the Series C Debenture Pledge Agreement. Subject to the foregoing, transfers of this Series C Debenture shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Series C Debenture for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Series C Debenture for the purpose of receiving all payments of principal and Interest hereon and for all other purposes whatsoever, whether or not this Series C Debenture shall be overdue and Company shall not be affected by notice to the contrary.

         Section 4. Provisions Regarding Payment of Interest. Subject to the subordination provisions in paragraph 2(a) hereof and to the in pari passu provisions of paragraphs 2(b) and 2(c), Interest hereunder will be paid to the Holder on each Interest payment date; provided, however, that the Interest payable, including any Contingent Interest, if owed, shall not be higher than the maximum interest allowable under applicable law. If the Interest payable is higher than the maximum interest payable under applicable law, the Company shall only pay the amount allowable under applicable law.

         Section 5. Trade Sale. Except as provided in the Securityholder Agreement, if the Company (i) should (a) assign, transfer or sell its interest in the Subsidiary to a Person unaffiliated with the Company, or (b) assign, transfer or sell substantially all of its Assets, or (ii) should the Subsidiary sell, assign or transfer, all or substantially all of its Assets, the Company shall be obligated to prepay this Series C Debenture pari passu with the other Series C Debentures including accrued and unpaid Interest and Contingent Interest, but after the Series A Debentures, the Series B Debentures have been fully repaid, including any Contingent Interest pursuant to the Series B Debentures, to the extent of the consideration received by the Company or the Subsidiary in such a transaction.

         Section 6.

         (a) "Event of Default" wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) any default in the payment of the principal of or interest on this Series C Debenture as and when the same shall become due and payable;

                  (ii) the Company or AmerAlia, Inc. shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Series C Debenture, and such failure or breach shall not have been remedied within 30 days after the date on which notice of such failure or breach shall have been given;

                  (iii) the Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after

Series C Debentures
                  commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing; or

                  (iv) the occurrence or existence of any condition that constitutes an event of default or that would constitute an event of default with the giving of notice, the passage of time, or both, under the terms of any of the Debentures, or any other material indebtedness of the Company or the Subsidiary.

         (b) Remedies. For so long as there are any Series B Debentures outstanding, the holders of the Series C Debentures may not declare an Event of Default. If there are no Series B Debentures outstanding, the Holder, together with all other holders of Series C Debentures based on a majority vote by principal amount of the Holders of all other Series C Debentures (a "Majority of the Holders") may declare an Event of Default on 30 days' notice to the Company. If the Company fails to cure an Event of Default within such 30 day period (or if the cure cannot be reasonably completed within such 30 day period, commence the cure of the Event of Default and diligently pursue such cure), a Majority of the Holders may:

                  (i) Declare all amounts due under the Series C Debentures immediately due and owing and exercise all rights with respect thereto permitted by law;

                  (ii) Apply to a court with its seat in Colorado that has jurisdiction over the Company or the Subsidiary for the appointment of a receiver to manage the assets and operations of the Company or the Subsidiary; or

                  (iii) Assert any other remedy available at law or in equity.

         Section 7. Prepayment. Provided the Series A Debentures and Series B Debentures have been paid in full (or converted), including any Contingent Interest under the Series B Debentures, the Company may prepay this Series C Debenture in whole or in part at any time prior to the Maturity Date upon not less than 30 days' notice to the Holder. Any prepayment shall include payment of accrued and unpaid Interest and shall include the Contingent Interest, if the Company is repaying the full principal amount of the Series C Debentures or repaying the Series C Debentures below an aggregate principal amount of $ 1,000,000.

Series C Debentures

         Section 8. Contingent Interest. The Company shall pay Contingent Interest on the amounts represented by the Series C Debentures to the Holder (a) on the Maturity Date of the Series C Debentures, if owed, subject to the achievement of the contingencies described herein, (b) without regard to the contingencies described herein, if the Company prepays any of the Series C Debentures, (c) without regard to the contingencies if there is a trade sale, and (d) without regard to the contingences described herein, upon the declaration of a default pursuant to the Series C Debentures. Contingent Interest shall not be payable if: the Adjusted EBITDA is less than $ 500,000 for the 12-month period prior to the Maturity Date; provided, however, that if the Adjusted EBITDA is less than $ 500,000, then if the Adjusted EBITDA is in excess of $ 1,000,000 in the aggregate for the 36-month period immediately prior to the Maturity Date, the Contingent Interest shall be due and payable on the Maturity Date. Notwithstanding the foregoing, if an Event of Default occurs, the Contingent Interest shall be immediately due and payable.

         Section 9. No Impairment. Except as expressly provided herein, no provision of this Series C Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest and Contingent Interest on, this Series C Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Series C Debenture is a direct obligation of the Company subject, however, to the subordination provisions set forth in Section 2, above.

         Section 10. No Rights as a Shareholder. This Series C Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings.

         Section 11. Mutilated, Lost or Stolen Debentures. If this Series C Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Series C Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and adequate indemnity, if requested, all reasonably satisfactory to the Company.

         Section 12. Governing Law. This Series C Debenture shall be governed by and construed in accordance with the laws of the State of Colorado. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of Denver, Colorado, or the state courts of the State of Colorado sitting in Arapahoe County, Colorado in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Series C Debenture.

         Section 13. Waiver of Jury Trial; No Other Waivers. The Company and the Holder hereby waive the right to a trial by jury in any action, proceeding or counterclaim in respect of any matter arising out or in connection with this Debenture. Any waiver by the Company or the Holder of a breach of any provision of this Series C Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other

Series C Debentures
provision of this Series C Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Series C Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Series C Debenture. Any waiver must be in writing.

         Section 14. Severability. If any provision of this Series C Debenture is invalid, illegal or unenforceable, the balance of this Series C Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 15. Obligations Due on a Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

         Section 16. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Debenture Purchase Agreement or on the register maintained by Company. Notice shall conclusively be deemed to have been given when received.

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Series C Debentures

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

                                             NATURAL SODA HOLDINGS, INC.

                                             By: _______________________________
                                                 Bill H. Gunn, Chairman

Attest:

By: ________________________________
Robert C.J. van Mourik, Secretary

Accepted this _____ day of ________, 2004 by the undersigned, thereunto duly authorized, in accordance with the terms of the Debenture Purchase Agreement.

AMERALIA, INC.

By: ________________________________
          Authorized Officer
Title: _____________________________

                              Series C Debentures